Calculation of Filing Fee Tables
S-8
JOINT Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	38,059	$ 9.8625	$ 375,356.89	0.0001531	$ 57.47
2	Equity	Common Stock, par value $0.001 per share	Other	38,059	$ 10.51	$ 400,000.09	0.0001531	$ 61.24
Total Offering Amounts:						$ 775,356.98		$ 118.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 118.71
Offering Note
[1]	Applies to Offering Lines 1 and 2: Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of The Joint Corp. (the Registrant) common stock, par value $0.001 per share, that may become issuable under the inducement awards registered hereby by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant. Applies to Offering Line 1: Represents restricted shares granted to the Registrants President and Chief Executive Officer as an inducement material to his entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4). Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Registrants common stock as reported by the Nasdaq Stock Market LLC on September 25, 2025.

[2]	Applies to Offering Line 2: Represents shares of common stock issuable under stock options granted to the Registrants President and Chief Executive Officer as an inducement material to his entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4). Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares is based on $10.51, the exercise price of the stock options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A